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                                                                 EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-29555 of STC Broadcasting, Inc. of our report on WJAC, Incorporated and Subsidiaries dated January 28, 1997 (May 8, 1997 as to Note 11) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company changing its method of accounting for postretirement benefits other than pensions, effective January 1, 1995) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in such Prospectus.



/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania

August 12, 1997